Exhibit 99.1

Earnings Release

Paysign Reports Record Second Quarter 2026 Revenue of $28.3 Million, Up 48%; Raises Full-Year Outlook

Growth Driven by Continued Momentum in Plasma and Patient Affordability Businesses

Mix Shift and Expense Discipline Continue to Drive Gross and Operating Margin Expansion

Balance Sheet Supports Continued Investment and Growth Initiatives

HENDERSON, Nev. – August 5, 2026 – (Business Wire) – Paysign, Inc. (NASDAQ: PAYS), a leading provider of patient affordability offerings, donor compensation solutions, engagement and management platforms and integrated payment processing for the life sciences industries, today announced financial results for the second quarter 2026.

Second Quarter 2026 Financial Highlights

•	Revenues of $28.25 million in Q2’26, up 48.1% from Q2’25

•	Pharma revenue increased to $14.65 million in Q2’26, an increase of 88.9% versus Q2’25; added 51 net patient affordability programs during the past 12 months, exiting the quarter with 148 active programs

•	Plasma revenue increased to $13.04 million in Q2’26, an increase of 21.4% versus Q2’25; total net plasma center count decreased by 46 during the past 12 months, exiting the quarter with 561 centers.

•	Gross profit margin was 63.3% in Q2’26 compared to 61.6% in Q2’25

•	Operating margin increased to 24.8% in Q2’26, up from 7.5% from Q2’25; excluding the fair value adjustment on contingent consideration, operating margin increased to 21.3%[1]

•	GAAP net income of $6.76 million, or $0.11 per fully diluted share, in Q2’26 versus GAAP net income of $1.39 million, or $0.02 per fully diluted share in Q2’25

•	Adjusted EBITDA of $9.61 million in Q2’26, up 113.0% from $4.51 million for Q2’25; diluted Adjusted EBITDA per share of $0.16 versus $0.08 for Q2’25[1]

•	Exited the quarter with $27.37 million of unrestricted cash and zero bank debt

•	Second quarter 2026 gross dollar load volume was up 24.3% versus second quarter 2025

•	Second quarter 2026 gross spend volume was up 24.2% versus second quarter 2025

•	Raising full-year 2026 outlook – revenue $114.0 million to $117.0 million; Adjusted EBITDA $35.0 million to $38.0 million

1Adjusted EBITDA, Adjusted EBITDA per share, and Adjusted operating margin are non-GAAP metrics used by management to gauge the operating performance of the business – see reconciliation of net income to Adjusted EBITDA and operating income margin to Adjusted operating margin at the end of the press release.

“Paysign delivered a strong second quarter, achieving record revenue, net income, and adjusted EBITDA while continuing to expand margins,” said Mark Newcomer, President and CEO of Paysign. “Strong growth in our patient affordability business, steady performance in plasma donor compensation, and disciplined execution across the company drove meaningful operating leverage and profitability, reinforcing the multiyear strategy we have been building. With momentum across the business and a robust pipeline of opportunities, we intend to remain focused on sustainable growth, continued margin expansion, and creating long-term value for shareholders.”

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2026 Second Quarter Results

Total revenues increased 48.1%, or $9.17 million, to $28.25 million, up from $19.08 million in the second quarter of 2025. Pharma industry revenue increased 88.9% to $14.65 million from $7.75 million due to the financial benefit of 51 net pharma patient affordability programs launched during the past 12 months, and a corresponding increase in monthly management fees, setup fees, claim processing fees and other billable services such as dynamic business rules and customer service contact center support. Processed claims increased by approximately 54% compared to the second quarter of 2025. Plasma revenue increased 21.4% to $13.04 million, up from $10.74 million, primarily due to an increase in plasma donations and dollars loaded to cards, offset by the reduction of 46 net plasma centers during the past 12 months. The decline in net plasma centers reflected customer center closures and the sale of certain customer centers to a company that uses another provider. The average monthly revenue per center increased to $7,699 versus $7,098 and the average number of loads per center increased, representing stronger utilization at existing centers. We exited the quarter with 561 centers versus 607 centers in the second quarter of 2025.

Cost of revenues increased 41.4% to $10.36 million due to related costs associated with the growth in our businesses including network and related costs, call center support costs, a new customer service contact center that went live in November 2025 and higher employee costs. Gross profit margin improved to 63.3% compared to 61.6% in the second quarter of 2025 as we experienced a greater mix of pharma revenue.

Total operating expenses were $10.89 million compared to $10.32 million in the second quarter of 2025, an increase of 5.5%. During the quarter, we recorded as a reduction to selling, general and administrative expense a one-time, non-cash fair value adjustment on contingent consideration of $990,000 related to our Gamma acquisition. Excluding this benefit, total operating expenses would have been $11.9 million, an increase of 15.1% over the prior year. Selling, general and administrative expenses increased by 4.3% to $8.55 million. Of that amount, stock compensation expense increased 31.2% to $1.25 million. Depreciation and amortization increased by $219 thousand, or 10.4%, due mainly to the amortization of intangible assets from our Gamma acquisition and continued capitalization of new software development costs and equipment purchases related to the enhancement to our processing platform. Operating margin was 24.8% compared to 7.5% in the second quarter of 2025. Excluding the gain on contingent consideration, operating margins would have been 21.3%.

The company recorded an income tax provision of $1.15 million, resulting in an effective tax rate of 14.5%. This was an increase from the $655 thousand provision recorded during the same period last year where the effective tax rate was 32.1%. The effective tax rates reflect adjustments for discrete quarterly items and tax benefits from stock-based compensation. The significant driver in the discrete item adjustment in the second quarter of 2026 was primarily related to the increase in stock price at June 30, 2026, when compared to the same period in the prior year.

Net income for the quarter totaled $6.76 million, or $0.11 per fully diluted share, an increase of 386.9% from $1.39 million, or $0.02 per fully diluted share, reported in the second quarter of 2025. On a non-GAAP basis, EBITDA, defined as earnings before interest, taxes, depreciation and amortization, increased by $5.79 million, or 162.8%, to $9.35 million. Adjusted EBITDA, which excludes stock-based compensation and change in fair value of contingent consideration from EBITDA and is used by management to evaluate core operating performance, rose $5.10 million, or 113.0%, to $9.61 million, or $0.16 per fully diluted share.

Balance Sheet at June 30, 2026

The company’s unrestricted and restricted cash balances increased by a combined $11.50 million from December 31, 2025, largely related to the improvement in our operating results, growth of existing customer programs and the launch of new customer programs.

During the six months ended June 30, 2026, unrestricted cash increased by $6.31 million to $27.37 million. The increase was attributable to net income, non-cash adjustments, and the timing of operating assets and liability payments, partially offset by capital investments in intangible and fixed assets and payments of other liabilities associated with the Gamma acquisition.

Restricted cash increased $5.19 million to $149.11 million from December 31, 2025, primarily related to an increase in funds on card of $7.41 million offset primarily by a decrease in customer program deposits for our plasma and pharma customers of $2.22 million. Restricted cash represents funds used for customer card funding and pharmaceutical claim reimbursements with a corresponding offset under current liabilities.

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2026 Outlook

“We delivered another strong quarter, with results in both plasma and patient affordability reflecting the momentum we have been building,” commented Jeff Baker, Chief Financial Officer of Paysign. “Our first two quarters of 2026 make two things clear: our patient affordability solutions continue to resonate with pharmaceutical companies, and recent trends in our plasma business indicate improvement from the high inventory levels that weighed on results throughout 2025. We also drove year-over-year improvement across our core margin metrics, even excluding a one-time, non-cash benefit of $990,000 related to the fair value of the Gamma acquisition earn-out liability. Revenue, operating margin and net income all finished above the high end of our guidance, and the strength we’ve seen through the first half of the year, combined with the visibility into additional program launches and seasonal trends, supports our increased full-year outlook.”

	Third Quarter 2026	Full Year 2026
Revenue	$28.5M – $30.0M	$114.0M – $117.0M
Revenue growth (YoY)	32.0% – 38.9%	39.0% – 43.0%
Gross margin	61.0% – 63.0%	62.0% – 63.0%
Net income	$5.7M – $6.0M	$21.5M – $23.0M
Diluted EPS	$0.09 – $0.10	$0.35 – $0.37
Adjusted EBITDA[2]	$9.5M – $10.0M	$35.0M – $38.0M
Adj. EBITDA per diluted share[2]	$0.15 – $0.16	$0.57 – $0.61

Paysign expects to exit the third quarter of 2026 with 165–170 active patient affordability programs and 561–563 plasma centers.

2 The company is unable to provide a reconciliation of forward-looking adjusted EBITDA, adjusted EBITDA per diluted share and adjusted EBITDA margin to the most directly comparable GAAP measure, net income (and net income per diluted share), without unreasonable effort due to the variability, complexity and low visibility of certain reconciling items. These items include, but are not limited to, stock-based compensation and other non-recurring items, which could have a material impact on GAAP results.

Second Quarter 2026 Financial Results Conference Call Details

The company will hold a conference call at 5 p.m. Eastern time on Wednesday August 5, 2026, to discuss its second quarter 2026 financial results. The conference call may include forward-looking statements. The dial-in information for this call is 877.407.2988 (within the U.S.) and +1.201.389.0923 (outside the U.S.). A call replay will be available until November 4, 2026, and can be accessed by dialing 877.660.6853 (within the U.S.) and +1.201.612.7415 (outside the U.S.), using passcode 13761445. An audio replay and a transcript of the call will be available following the call on the company's website, www.paysign.com, under Investor Relations, Investor Resources. The earnings release and the financial and other statistical information discussed on the call, including a reconciliation of any non-GAAP financial measures to the most directly comparable GAAP financial measures, are available on the company's website, www.paysign.com, under Investor Relations, SEC Filings.

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Forward-Looking Statements

Certain statements in this press release may be considered forward-looking under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements, besides statements of fact included in this release are forward-looking. Such forward-looking statements include, among others, our belief that strong growth in our patient affordability business, steady performance in plasma donor compensation, and disciplined execution across the company drove meaningful operating leverage and profitability, reinforcing the multiyear strategy we have been building; our belief that with momentum across the business and a robust pipeline of opportunities, we intend to remain focused on sustainable growth, continued margin expansion, and creating long-term value for shareholders; our belief that our patient affordability solutions continue to resonate with pharmaceutical companies and that recent trends in our plasma business indicate improvement from the high inventory levels that weighed on results throughout 2025; our belief that the strength we have seen through the first half of the year, combined with the visibility into additional program launches and seasonal trends, supports our increased full-year outlook; our belief that mix shift and expense discipline continue to drive gross and operating margin expansion; our belief that our balance sheet supports continued investment and growth initiatives; our belief that our expectation that we will exit the third quarter of 2026 with 165–170 active patient affordability programs and 561–563 plasma centers; our belief that non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results; and our expectations for total revenues, gross profit margins, operating expenses, depreciation and amortization expenses, stock-based compensation expense, interest income, tax rate, fully diluted share count, net income, net income margin, Adjusted EBITDA and Adjusted EBITDA margin for the third quarter and full-year 2026. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; the risk that we may not be able to add new patient affordability programs or retain existing programs at anticipated rates; the risk that plasma center customers may switch to competing providers or close centers, reducing our revenue; the risk that our outlook and guidance may not be achieved due to factors within or outside our control; that a downturn in the economy could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; changes in the regulatory or legislative environment affecting pharmaceutical patient affordability or copay assistance programs, including potential restrictions on copay accumulator or maximizer programs; that a data security breach could expose us to liability and protracted and costly litigation; risks related to the integration of acquisitions, including the Gamma acquisition, and the realization of anticipated benefits therefrom; and other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

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About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) operates at the intersection of fintech and healthcare, integrating advanced payment processing and program management with tailored technologies for the plasma, pharmaceutical and life sciences industries. Their breakthrough patient affordability solutions ensure patients receive the financial assistance they need to adhere to prescribed therapies by mitigating the effects of copay accumulators and maximizers. Paysign specializes in blood and plasma donor compensation programs, as well as comprehensive engagement and management platforms optimized for life sciences. Paysign’s proprietary processing architecture supports physical, virtual, mobile and bank-based payments with real-time transaction intelligence, enabling efficient, compliant and scalable program delivery. Through advanced reporting, analytics and in-house 24/7 bilingual customer support, Paysign delivers measurable value, exceptional service and a superior experience for donors, patients, healthcare providers, pharmaceutical manufacturers and program sponsors across their growing fintech healthcare ecosystem. The company is committed to improving efficiencies, reducing costs, streamlining communications, increasing program performance and providing actionable insights to those they serve.

Contacts:

Investor Relations: 888.522.4810 paysign.com/investors ir@paysign.com	Media Relations: 888.522.4850 pr@paysign.com

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Paysign, Inc.

Condensed Consolidated Statements of Operation (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Plasma industry	$13,040,540	$10,743,924	$24,789,151	$20,153,804
Pharma industry	14,649,133	7,753,906	30,328,585	16,372,559
Other	562,398	580,523	1,172,759	1,150,139
Total revenues	28,252,071	19,078,353	56,290,495	37,676,502

Cost of revenues	10,355,048	7,323,188	20,174,527	14,230,509

Gross profit	17,897,023	11,755,165	36,115,968	23,445,993

Operating expenses
Selling, general and administrative	8,546,278	8,197,461	17,460,932	15,598,220
Depreciation and amortization	2,339,829	2,120,097	4,975,985	3,921,100
Total operating expenses	10,886,107	10,317,558	22,436,917	19,519,320

Income from operations	7,010,916	1,437,607	13,679,051	3,926,673

Other income
Interest income, net	894,203	605,160	1,695,066	1,367,358

Income before income tax provision	7,905,119	2,042,767	15,374,117	5,294,031
Income tax provision	1,148,582	655,006	3,178,662	1,320,170

Net income	$6,756,537	$1,387,761	$12,195,455	$3,973,861

Net income per share
Basic	$0.12	$0.03	$0.22	$0.07
Diluted	$0.11	$0.02	$0.20	$0.07

Weighted average common shares
Basic	55,864,262	54,228,027	55,265,671	53,903,829
Diluted	61,975,531	57,872,318	61,388,853	56,312,252

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Paysign, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2026 (Unaudited)	December 31, 2025 (Audited)
ASSETS
Current assets
Cash	$27,372,858	$21,067,651
Restricted cash	149,109,681	143,917,060
Accounts receivable, net	103,167,960	72,191,994
Other receivables	345,228	926,529
Prepaid expenses and other current assets	3,030,661	1,953,717
Total current assets	283,026,388	240,056,951

Fixed assets, net	1,948,202	1,897,892
Intangible assets, net	20,838,025	22,346,213
Goodwill	4,487,637	4,487,637
Operating lease right-of-use asset	5,313,512	5,729,541
Deferred tax asset, net	1,375,842	1,734,969

Total assets	$316,989,606	$276,253,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$97,675,379	$70,542,803
Customer card funding	148,196,011	143,191,068
Operating lease liability, current portion	890,846	751,503
Other liabilities, current portion	1,686,507	1,863,116
Total current liabilities	248,448,743	216,348,490

Operating lease liability, long-term portion	4,819,451	5,273,891
Other liabilities, long-term portion	3,564,666	6,140,651

Total liabilities	256,832,860	227,763,032
Common stock; $0.001 par value; 150,000,000 shares authorized, 57,902,271 and 56,021,596 issued at June 30, 2026 and December 31, 2025, respectively	57,902	56,022
Additional paid-in capital	38,163,032	35,503,253
Treasury stock at cost, 1,459,689 and 934,708 shares, respectively	(5,339,254)	(2,148,715)
Retained earnings	27,275,066	15,079,611
Total stockholders’ equity	60,156,746	48,490,171

Total liabilities and stockholders’ equity	$316,989,606	$276,253,203

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, depreciation and amortization and stock-based compensation. We believe these non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges and change in fair value of contingent consideration.

EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations, operating income or net income as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

Paysign, Inc.

Adjusted EBITDA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA to net income:
Net income	$6,756,537	$1,387,761	$12,195,455	$3,973,861
Income tax provision	1,148,582	655,006	3,178,662	1,320,170
Interest income, net	(894,203)	(605,160)	(1,695,066)	(1,367,358)
Depreciation and amortization	2,339,829	2,120,097	4,975,985	3,921,100
EBITDA	9,350,745	3,557,704	18,655,036	7,847,773
Stock-based compensation	1,252,256	954,400	2,536,259	1,626,718
Change in fair value of contingent consideration	(990,000)	–	(990,000	–
Adjusted EBITDA	$9,613,001	$4,512,104	$20,201,295	$9,474,491

Adjusted EBITDA per share
Basic	$0.17	$0.08	$0.37	$0.18
Diluted	$0.16	$0.08	$0.33	$0.17

Weighted average common shares
Basic	55,864,262	54,228,027	55,265,671	53,903,829
Diluted	61,975,531	57,872,318	61,388,853	56,312,252

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“EBITDA margin” is defined as earnings before interest, income taxes, depreciation and amortization expense as a percentage of the company’s revenue and “Adjusted EBITDA margin” reflects the adjustment to EBITDA margin to exclude stock-based compensation expense and change in fair value of contingent consideration as a percentage of revenue. A reconciliation of net income margin to Adjusted EBITDA margin is provided in the table below.

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Reconciliation of adjusted EBITDA margin to net income margin:
Net income margin	23.9%		7.3%		21.7%		10.5%
Income tax provision	4.1%		3.4%		5.6%		3.5%
Interest income, net	(3.2%	)	(3.2%	)	(3.0%	)	(3.6%	)
Depreciation and amortization	8.3%		11.1%		8.8%		10.4%
EBITDA margin	33.1%		18.6%		33.1%		20.8%
Stock-based compensation	4.4%		5.0%		4.5%		4.3%
Change in fair value of contingent consideration	(3.5%	)	–		(1.8%	)	–
Adjusted EBITDA margin	34.0%		23.7%		35.9%		25.1%

“Adjusted operating margin” is defined as income from operations excluding fair value adjustment on contingent consideration as a percentage of the company’s revenue is provided in the table below.

	Three Months Ended June 30,			Six Months Ended June 30,
	2026		2025	2026		2025
Reconciliation of adjusted operating margin to operating margin:
Operating margin	24.8%		7.5%	24.3%		10.4%
Change in fair value of contingent consideration	(3.5%	)	–	(1.8%	)	–
Adjusted operating margin	21.3%		7.5%	22.5%		10.4%

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